EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.	Registration Statements (For S-3 No. 333-85030, No. 333-85030-01, No. 333-85030-02, and No. 333-85030-03), as amended, of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. and in the related Prospectus,

2.	Registration Statement (Form S-8 No. 33-16250) pertaining to the Amended and Restated Stock Purchase Plan of Toll Brothers, Inc.,

3.	Registration Statement (Form S-8 No. 33-60285) pertaining to the Key Executives and Non-Employee Directors Stock Option Plan (1993), as amended, of Toll Brothers, Inc.,

4.	Registration Statements (Form S-8 No. 33-60289 and No. 333-69274) pertaining to the Stock Option and Incentive Stock Plan (1995), of Toll Brothers, Inc.,

5.	Registration Statements (Form S-8 No. 333-57645 and No. 333-113721) pertaining to the Stock Incentive Plan (1998) of Toll Brothers, Inc.,

6.	Registration Statement (Form S-8 No. 333-143367) pertaining to the Stock Incentive Plan for Employees (2007) of Toll Brothers, Inc., and,

7.	Registration Statement (Form S-8 No. 333-144230) pertaining to the Stock Incentive Plan for Non-Employee Directors (2007) of Toll Brothers, Inc.;
of our report dated December 20, 2007, with respect to the consolidated financial statements of Toll Brothers, Inc. and subsidiaries, and our report dated December 20, 2007 with respect to the effectiveness of internal control over financial reporting of Toll Brothers, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2007.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
December 20, 2007